SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 15, 2006

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2006, MIVA, Inc. (“MIVA” or the “Company”) announced the appointment of Lowell W. Robinson as the Company’s Chief Financial Officer and Chief Administrative Officer effective December 15, 2006. On December 18, 2006, the Company also announced that William Seippel, the Company’s former Chief Financial Officer, was leaving the Company to pursue other interests. A copy of the press release dated December 18, 2006 entitled “MIVA Names Lowell W. Robinson CFO and CAO” is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Prior to joining MIVA, Mr. Robinson, age 57, served as the President of LWR Advisors, a firm which provides strategic and financial consulting services, since 2004. From 2002 to 2004, he served as Special Counsel to the President and Interim CFO of Polytechnic University and from 2002 to 2003, he was also Chairman of the Audit Committee and Special Independent Committee of the Board of Edison Schools. He served as the Senior Executive Vice President and Chief Financial Officer of HotJobs.com from 2000 through 2002, when it was sold to YAHOO!. Previously, he held senior financial positions at ADVO Inc., Kraft Foods, Inc. and Citigroup Inc. Mr. Robinson also serves on the Board of Directors of International Wire Group, Inc. and Jones Apparel Group, Inc. and on the Board of Trustees of Diversified Investment Advisors, a registered investment advisory firm which is an affiliate of AEGON N.V.

On December 15, 2006, the Company and Mr. Robinson entered into an employment agreement, pursuant to which Mr. Robinson serves as the Chief Financial Officer and Chief Administrative Officer of the Company, effective immediately. The agreement has an initial term of one (1) year and automatically renews for subsequent twelve month terms thereafter, subject to earlier termination as provided for in the agreement. The agreement provides for an annual base salary of $350,000, which may be increased by the Board of Directors. Mr. Robinson is entitled to receive incentive compensation pursuant to Company plans adopted by the Board of Directors. For fiscal 2007, Mr. Robinson’s bonus will be not less than $105,000 and not more than $210,000 and is payable by March 31, 2008, with the actual amount based on attaining objectives established by the Compensation Committee and provided that as of that date, Mr. Robinson has not terminated his employment without good reason or been terminated by the Company for cause. Mr. Robinson was also granted an aggregate of 175,000 restricted stock units, (i) 140,000 of which are service-based and vest in 25% increments on each of the first four anniversaries of the date of the RSU agreement, and (ii) 35,000 of which are performance-based and vest in 25% increments on the day immediately following the tenth consecutive trading day on which the per share closing price of the Company’s stock equals or exceeds $6, $8, $10 and $12, respectively, provided in each case that Mr. Robinson has been continuously employed by the Company from the award date until the vesting date. Notwithstanding the vesting schedule described above, under certain circumstances more specifically described in the RSU agreements, including a change of control of the Company or if Mr. Robinson is terminated by the Company without cause or terminates his employment for good reason, all or a portion of such RSUs will vest on an accelerated basis. Under his employment agreement, Mr. Robinson also is entitled to receive such benefits as are provided to other officers of the Company from time to time.

     The employment agreement also provides, in addition to some of the benefits outlined above, that in the event of a termination by the Company without cause or a termination by Mr. Robinson for good reason, including following a change in control, Mr. Robinson would be entitled to receive the following: (A) his earned but unpaid basic salary through the termination date; (B) any other amounts or benefits owing to Mr. Robinson under the then applicable employee benefit, long term incentive or equity plans and programs of the Company; (C) over a period of twelve months, in one installment representing 50% of the total payable six months and one day following the termination date and the remaining 50% payable in equal monthly installments over the following six months, an amount equal to the sum of (1) 100% of his annual salary at the time of termination, (2) a bonus determined as follows: (i) an amount equal to his target bonus for the year of termination, increased or decreased depending on actual performance measured as of the end of the calendar month immediately preceding the termination date; or (ii) if the target bonus has not been established, an amount equal to his bonus for the four fiscal quarters immediately preceding the termination date; provided that if there has been a change in control of the company, the bonus will be equal to the greater of the applicable amount specified in (i) or (ii) and his bonus for the four fiscal quarters immediately preceding the change in control; and (3) the cash value of health, dental, vision and life insurance benefits as if Mr. Robinson were still an employee during the twelve month period following termination.

     Mr. Robinson has agreed not to compete with the Company for a period of one (1) year following the termination of his employment for any reason.

     The foregoing description of the employment agreement with Mr. Robinson is not intended to be a complete description of the agreement and is qualified in its entirety by reference to such agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1+	Form of Service Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).
	10.2+	Form of Performance Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.3 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).
	99.1	Press Release dated December 18, 2006 entitled “MIVA Names Lowell W. Robinson CFO and CAO”.

+ Management compensatory contract or plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: December 20, 2006	By:	/s/ Peter Corrao

Peter Corrao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Form of Service Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).
10.2+	Form of Performance Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.3 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).
99.1	Press Release dated December 18, 2006 entitled “MIVA Names Lowell W. Robinson CFO and CAO”.

+ Management compensatory contract or plan.